Exhibit 13
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Qimonda AG (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended September 30, 2006, as amended by Amendment No. 1 thereto, of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 30, 2007

By: /s/ Kin Wah Loh

Kin Wah Loh
Chairman of the Management Board
Date: March 30, 2007

By: /s/ Dr. Michael Majerus

Dr. Michael Majerus
Member of the Management Board